UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                December 29, 1999
                        (Date of earliest event reported)

                               UNIDYNE CORPORATION
                      (Exact name of small business issuer
                          as specified in its charter)



DELAWARE                                0-10372                  23-2154902
(State or other jurisdiction       (Commission File No.)     (IRS Employer
of incorporation or                                          Identification No.)
organization)


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ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

On December 29, 1999, the Corporation appointed Rudolph Palitz LLC as the Corporation's independent accountants and auditors, pursuant to a directive and determination by the Audit Committee of the Board of Directors that the corporation should change its independent accountants and auditors to a firm better able to render service to all the Corporation's geographically dispersed facilities. The Corporation's previous auditors, Strouss, Hui & Ellis, P.C, had served as independent accountants and auditors since April 14, 1999. Prior thereto, Arthur Andersen LLP had served as the Corporation's independent accountants and auditors from 1996 until its resignation on March 26, 1999 (see Forms 8-K and 8-K/A filed April 12, 1999 and May 3, 1999, respectively)

For the years ended December 31, 1998 and December 31, 1997, the Corporation's Accountant's Report did not contain any adverse opinion or disclaimer of opinion. Arthur Andersen LLP, the Corporation's auditors for the year ended December 31, 1997, issued a modified opinion on the financial statements for the year then ended which was qualified for an uncertainty as to going concern. There have been no disagreements regarding accounting issues a) between the Corporation and Strouss, Hui & Ellis, P.C. for the year ended December 31, 1998 or in any interim period through December 29, 1999, nor b) between the Corporation and Arthur Andersen LLP in the previous year or in any interim period through the date of its resignation.

Prior to the date of filing this Form 8-K, the Corporation provided a draft thereof to Rudolph, Palitz LLC, to Strouss, Hui & Ellis, P.C., and to Arthur Andersen LLP. None of the accounting firms expressed any disagreement with the statements being made herein.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 7. EXHIBITS

1. Letter from Strouss, Hui & Ellis, P.C.


                                         UNIDYNE Corporation

January 31, 2000                         /s/ Wayne R. Lorgus
                                         -----------------------------------
                                         President and Chief Financial Officer